UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 18, 2018
Date of report (Date of earliest event reported)
Integrated Device Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138
(Address of principal executive offices) (Zip Code)

(408) 284-8200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.
(a)    On September 17, 2018, Integrated Device Technology, Inc. (“IDT” or the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b)    At the Annual Meeting, stockholders voted on the following three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2018 (the “Proxy Statement”).

Proposal 1.
The election of the seven nominees listed below to serve as members of the Company’s Board of Directors until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominee	For	Withheld	Broker Non-Votes
Ken Kannappan	107,355,407	1,366,905	12,348,534
Selena LaCroix	107,640,998	1,081,314	12,348,534
Umesh Padval	107,705,179	1,017,133	12,348,534
Gordon Parnell	106,949,331	1,772,981	12,348,534
Robert Rango	107,177,436	1,544,876	12,348,534
Norman Taffe	107,894,583	827,729	12,348,534
Gregory Waters	107,904,573	817,739	12,348,534

Proposal 2.
The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Commission (“Say-on-Pay”).

For	Against	Abstain	Broker Non-Votes
106,670,805	1,753,336	298,171	12,348,534

Proposal 3.
The ratification of the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2019.

For	Against	Abstain	Broker Non-Votes
119,147,290	1,666,373	257,183	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2018	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Brian C. White
Brian C. White
Senior Vice President, Chief Financial Officer
(duly authorized officer)